EXHIBIT 5


                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                December 22, 1997



The Board of Directors
The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York 10167

Gentlemen:

            We have acted as counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an indeterminate number of shares of the Company's Preferred Stock, $1.00 par value (the "Preferred Stock"), as may from time to time be issued with an aggregate offering price of $537,500,000. The Preferred Stock will be issued in one or more series, the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of which shall be fixed by resolutions to be adopted prior to such issuance by the Company's Board of Directors or a duly authorized committee thereof.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that all documents examined by us in the


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The Board of Directors
The Bear Stearns Companies Inc.
December 22, 1997
Page 2


form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

            Based upon the foregoing, we are of the opinion that:

            1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

            2. Subject to the taking of the additional proceedings contemplated by the Prospectus and provided that any issuance of shares of Preferred Stock by the Company is duly authorized by the Company's Board of Directors and that the number of shares of Preferred Stock issued by the Company at no time exceeds the maximum amount of shares of Preferred Stock authorized to be issued by the Company's certificate of incorporation, the shares of Preferred Stock, when issued, paid for and delivered, as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

            This opinion is limited in all respects to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            We consent to the use of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus.

            We further consent to the use of this opinion as an exhibit to applications to the securities commissioners of various states of the United States for registration or qualification of the Preferred Stock and the Depositary Shares under the securities laws of such states.

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The Board of Directors
The Bear Stearns Companies Inc.
December 22, 1997
Page 3



            This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except as noted above.




                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP